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                                                                    Exhibit 99.4

                          CONSENT OF DIRECTOR NOMINEE
                    PLAINS EXPLORATION & PRODUCTION COMPANY

     I hereby consent to be named in the Registration Statement on Form S-4 of Plains Exploration & Production Company (the "Registration Statement"), including in any amendment or supplement to any prospectus included in the Registration Statement, any amendment to the Registration Statement or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. Furthermore, I agree with the statements concerning myself under the caption "Election of Directors."

                                        By: /s/ ALAN R. BUCKWALTER, III
                                           -------------------------------------
                                                Alan R. Buckwalter, III

Date: March 23, 2003